Exhibit 99.1

October 31, 2018

Pingtan Marine Enterprise Schedules 2018 Third Quarter Financial Results and Conference Call on November 9, 2018

FUZHOU, China, Oct. 31, 2018 /PRNewswire/ --Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), announced today that it expects to release its financial results for the third quarter ended September 30, 2018, after the market closes on Thursday, November 8, 2018 and will conduct its quarterly conference call to discuss these results at 8:30 a.m. ET on Friday, November 9, 2018.

Conference Call Details

Friday, November 9, 2018 - 8:30 a.m.

ET. Participant Dial-In Numbers:

(United States): 877-407-0310

(International): 201-493-6786

Webcast

To listen to the live webcast, please go tohttp://www.ptmarine.com and click on the conference call link at the top of the page, or go to: https://78449.themediaframe.com/dataconf/productusers/pme/mediaframe/26971/indexl.html. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian

Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise

Ltd. Tel: +86 591 87271753

ryu@ptmarine.net

Maggie Li

Investor Relations Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

mli@ptmarine.net

INVESTOR RELATIONS

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 5661 7012

kyao@equityny.com